UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01.	Other Events.

On March 9, 2010, Alan F. Schultz, Chairman, President and Chief Executive Officer of Valassis Communications, Inc. (the “Company”), exercised and sold 100,000 non-qualified stock options which were set to expire on April 1, 2010. On March 10, 2010, Mr. Schultz exercised and sold an additional 35,000 non-qualified stock options which were also set to expire on April 1, 2010. Following the transactions, Mr. Schultz beneficially owns 247,456 shares of the Company’s common stock and holds outstanding non-qualified stock options to purchase 2,070,000 shares. In addition, on March 9, 2010, Robert L. Recchia, Chief Financial Officer and Treasurer of the Company, exercised and sold 28,125 non-qualified stock options that were also set to expire on April 1, 2010. Following the transaction, Mr. Recchia beneficially owns 61,293 shares of the Company’s common stock and holds outstanding non-qualified stock options to purchase 813,125 shares.

Messrs. Schultz and Recchia stated that they exercised these stock options because they would have otherwise expired on April 1, 2010. A total of 62,464 non-qualified stock options that were also set to expire on April 1, 2010 were exercised by other Named Executive Officers of the Company within the past 14 days. The exercise price for all of the stock options discussed herein was $25.71.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: March 11, 2010	Name:	Todd Wiseley
	Title:	General Counsel, Senior Vice President, Administration and Secretary